UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )
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☒ Soliciting Material under §240.14a-12

UTi WORLDWIDE INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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The following communication was first sent to employees of UTi Worldwide Inc. on October 9, 2015.

Message to Employees

UTi Team,

About an hour ago, we announced to the market that UTi has signed an agreement to be acquired by DSV, one of the leading logistics providers in Europe and a company a lot like ours in many ways. We are excited to be joining a world-class organization and believe the combination of our two companies will bring meaningful value to our customers while providing unique benefits and opportunities to our employees.

This is a strategic combination for both companies. The success we have achieved with our plan this year has not only stabilized the business, but has made us an attractive partner for DSV, who recognizes the underlying strength of our business, our future prospects, and the value each of you bring to our business.  DSV has grown well above the market in the past year, and this transaction will help the combined organization accelerate growth in many areas of the world.  The price DSV is paying recognizes the value in our business while offering holders of our ordinary shares a price per share in cash at an attractive premium to recent market prices.

We faced a scale problem in forwarding.  We have a great network, but at present we do not have sufficient volume in the network to generate the appropriate levels of return.  Faced with the choice of difficult cuts in the unprofitable portions of our network or seeking scale through a combination, we chose the route we think maximizes value for our ordinary shareholders while offering attractive opportunities for our clients and employees to benefit from the work we have done to stabilize the business.    Combining with DSV addresses this problem, while strengthening our business with a partner that shares a similar culture and strategic objective. Like UTi, DSV grew from roots in a small country and was able to expand their presence globally.  Like UTi, DSV values agility, local empowerment, and focuses on clients and results.  Positioned together and leveraging our combined strengths, we can bring solutions to our clients and our people that we could not have delivered on our own.

Here are a few key elements of what we will achieve together:

●	Create a company with a common focus on the client;
●	Enhance the geographic and business footprint for both entities, creating one of the world’s strongest transportation and logistics networks and the world’s fourth largest 3PL;
●	Create a global CL network of over 5M square meters (55M square feet) of warehousing space;
●	Create procurement scale with over 1.3M TEU and 600K tons in air under management;
●	Expand on their strength in European trucking with our distribution services on 3 additional continents;
●	Grow a healthy mix of clients by combining our strength with global clients and vertical capabilities with their well-established local client base.

Creating this on our own would have been practically impossible.
The CEO of DSV, Jens Bjørn Andersen, looks forward to welcoming our people to the new company. He says:

“DSV has a long history of acquisitions – a story that is also very much my own. Personally, I joined DSV when the company that I worked for back in 1997, Samson Transport, was acquired by DSV. Today, we have great employees that have joined us through a number of acquisitions – all of them contributing to our great company history.  Our business is a people business, and we depend heavily on good people… Employees in UTi have experience and skills within areas that DSV do not, so there are obvious areas where we will learn from our new colleagues.”

We are still in the very early stages of this transaction. The signing of this agreement – which is all that has happened so far – is just the first step in the process. There are various conditions that have to be satisfied before the deal closes. Therefore, for all practical purposes, it is business as usual. The daily responsibilities of almost all employees will remain the same. The most important thing you can do right now is to continue performing your job at the highest level, deliver outstanding value to our clients and continue to execute against your goals for this year.

The leadership team and I remain committed to providing transparency throughout the process and will provide frequent updates to you as the process unfolds. To hear more detail about this exciting development, I invite you to join me Friday at 6:00 a.m. Pacific time for a LiveLink session.  As always, a recording will be available afterwards for those unable to join. Should you have any questions related to this announcement, please reach out to your manager, and be sure to check myUTi, as we will be setting up a dedicated page to post materials and answer questions.

Thank you for your dedication and loyalty to UTi. Your continued trust in our plan and relentless support of our clients will keep our business strong and on the right path.  I look forward to working with all of you to write the next chapter of our story.

Regards,
Ed

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ADDITIONAL INFORMATION AND WHERE TO FIND IT

The proposed transaction involving DSV A/S (“DSV”) and the Company will be submitted to the Company’s shareholders for their consideration.  In connection with the proposed transaction, the Company intends to file relevant materials with the Securities and Exchange Commission (“SEC”), including the Company’s proxy statement in preliminary and definitive form, and the Company will mail the definitive proxy statement to its shareholders.  This communication is not intended to be, and is not, a substitute for such filings or for any other document that DSV or the Company may file with the SEC in connection with the proposed transaction.  SECURITY HOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT, CAREFULLY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  The proxy statement and other relevant materials (when they become available) and any other documents filed or furnished by DSV or the Company with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov.  In addition, security holders will be able to obtain free copies of the proxy statement from the Company by going to its investor relations page on its corporate web site at www.go2uti.com.

PARTICIPANTS IN THE SOLICITATION

DSV, the Company, their respective directors and certain of their respective executive officers and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction.  Information about the Company’s directors and executive officers is set forth in its definitive proxy statement filed with the SEC on May 13, 2015.  This document is available free of charge from the SEC and by going to the Company’s investor relations page on its corporate web site at www.go2uti.com.  Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed transaction will be included in the proxy statement and other relevant materials DSV and the Company file with the SEC.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document includes forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Among other things, these forward-looking statements may include statements regarding the proposed merger between the Company and DSV.  The Company’s actual results may differ materially from those described in forward-looking statements. Such statements are based on current expectations of the Company’s performance and are subject to a variety of factors, some of which are not under the control of the Company, which can affect the Company’s results of operations, liquidity or financial condition.  Factors that might cause or contribute to a material difference include, but are not limited to, the risks in the Company’s filings with the Securities and Exchange Commission (“SEC”), including those listed in Item 1A “Risk Factors” in its annual report on Form 10-K relating to the fiscal year ended January 31, 2015 filed with the SEC, and the following: the Company has incurred losses for each of the last three fiscal years and during the three and six months ended July 31, 2015 and such losses are expected to continue; the Company’s ability to achieve its adjusted EBITDA target for the 2016 fiscal year and for the 12 month period beginning August 1, 2015 is dependent on incremental net revenue growth in its freight forwarding business, which growth may not occur; the Company’s ability to maintain sufficient liquidity and capital resources to fund its business and to generate sufficient cash to service its debts and other obligations; the Company’s ability to refinance its indebtedness when it comes due, including near term maturities; the Company’s ability to accurately predict its future business results and liquidity; risks associated with the Company’s clients, including delays or the inability by such clients to pay the Company; the risk that the Company may not be able to achieve its expected working capital improvements; volatility with respect to global trade; global economic, political and market conditions and unrest, including those in Africa, Asia Pacific and Europe; volatile fuel costs; transportation capacity, pricing dynamics and the Company’s ability to secure space on third party aircraft, ocean vessels and other modes of transportation; changes in interest and foreign exchange rates, particularly with respect to the South African rand and the Euro; material interruptions in transportation services; risks of international operations; risks that the carrying values of the Company’s assets might be impaired; risks associated with, and the potential for penalties, fines, costs and expenses the Company may incur as a result of an investigation by the government of Brazil into the international air freight and air cargo transportation industry; risks of adverse legal judgments or other liabilities not limited by contract or covered by insurance; risks associated with the pending securities class action lawsuit and pending investigation by the SEC; the Company’s ability to retain clients while facing increased competition; disruptions caused by epidemics, natural disasters, conflicts, strikes, wars and terrorism; the impact of changes in the Company’s effective tax rates; the Company’s ability to maintain effective disclosure controls and procedures and effective internal control over financial reporting; the other risks and uncertainties described herein and in the Company’s other filings with the SEC; and other factors outside the Company’s control. Other risks and uncertainties include the timing and likelihood of completion of the proposed merger between the Company and DSV, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals for the proposed merger that could cause the parties to abandon the transaction; the possibility that the Company will not receive the required shareholder approvals; disruption from the proposed merger making it more difficult to maintain business and operational relationships; the risk that unexpected costs will be incurred; the possibility that the proposed merger does not close, including due to the failure to satisfy the closing conditions; as well as more specific risks and uncertainties. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made, are not guarantees of future performance or results, and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify.  Because the information herein is based solely on data currently available, it is subject to change as a result of changes in conditions over which the Company has no control or influence, and should not therefore be viewed as assurance regarding the Company’s future performance. The Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.

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